                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 36                                    Trade Date: 5/21/01
(To Prospectus dated March 22, 2000 and Prospectus           Issue Date: 5/24/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is May 22, 2001




         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UBM5              $8,258,000.00              6.55%                 05/15/16                 100%


    Interest Payment
       Frequency                                      Subject to                 Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption                (including the redemption price)
      ------------          -----------------         ----------                --------------------------------
        11/15/01                   Yes                   Yes                       100%            05/15/02
     semi-annually                                                                 semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------            -----------            -----------               ------               -----------
     $8,099,446.40             $158,553.60               $3.50              ABN AMRO, Inc.